EXHIBITS 5.1 AND 23.2

OPINION OF JAMES E. PARSONS, ESQ.

February 28, 2017

Exxon Mobil Corporation

5959 Las Colinas Boulevard

Irving, Texas 75039

Ladies and Gentlemen:

I am the Coordinator – Corporate Securities and Finance Law of Exxon Mobil Corporation, a New Jersey corporation (the “Company”). The Company is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the sale from time to time of 68,191,228 shares of common stock of the Company, without par value, by the selling stockholders named in the Registration Statement (the “Securities”).

I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that I reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that I reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that I reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, I am of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of New Jersey, and the Company has corporate power and authority to issue the Securities.

2.	The issuance of the Securities was duly authorized and the Securities are validly issued, fully paid and non-assessable.

I am a member of the Bar of the State of Texas, and the foregoing opinion is limited to the New Jersey Business Corporation Act.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to my name under the caption “Validity of the Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

By:	/s/ James E. Parsons, Esq.